UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2007

Advanced BioEnergy, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52421	20-2281511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota		55305
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(763) 226-2701

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On April 20, 2007, we entered into a note purchase agreement with Ethanol Investment Partners, LLC, an affiliate of Ethanol Capital Management, LLC, an existing investor in the Company, pursuant to which we issued Ethanol Investment Partners a $10 million 15% subordinated convertible promissory note. We also granted Ethanol Investment Partners an option until June 13, 2007 to purchase an additional 15% subordinated convertible promissory note of up to $25 million. On June 13, 2007, Ethanol Investment Partners exercised this option to purchase a $15.9 million 15% subordinated convertible promissory note. The notes bear interest at 15% per annum compounded quarterly and mature on the later of one year from the date of issue of the initial note or, if a follow on investment is made, one year from the date of the follow on investment. The principal and accrued but unpaid interest on the notes are convertible into our membership units, at the lesser of (a) $16.00 per membership unit or (b) the price per membership unit which is equal to the lowest price per membership unit at which we sell membership units in any public or private offering during the period that the notes are outstanding, at the option of Ethanol Investment Partners in the event we elect to prepay the notes and convert automatically at maturity. The proceeds of the $15.9 million note will be used for (i) the expansion of our plants located in either of Aberdeen or Huron, South Dakota, (ii) construction of a corn storage facility located at or near our plant in Fairmont, Nebraska or (iii) such other projects that we seeking to finance with equity capital as described in our registration statement on Form SB-2 (as may be amended from time to time thereafter) (Registration no. 333-137299).

A copy of the note purchase agreement is filed as an exhibit to our current report on Form 8-K dated April 20, 2007, filed April 26, 2007 (Commission file no. 000-52421). The form of 15% subordinated convertible promissory note to be issued on or about June 20, 2007 is attached as an exhibit to this current report on Form 8-K. Reference is made to these documents for a full statement of the terms and conditions of this purchase, the agreement and the note.

This note will be issued in reliance on an exemption from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933. We have not made any other sales of securities that are part of the same offering except for the issuance of the first $10 million note to Ethanol Investment Partners pursuant to the same purchase agreement. No underwriting discounts or commissions were paid in this transaction, and we conducted no general solicitation in connection with the offer or sale of the securities issued in connection with this transaction. The acquirer of the securities made representations to us regarding its status as an accredited investor as defined in Regulation D and its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends will be affixed to the notes issued in this transaction.

Item 9.01 Financial Statements and Exhibits.

4 Form of 15% Subordinated Convertible Promissory Note to be issued to Ethanol Investment Partners, LLC on or about June 20, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced BioEnergy, LLC

June 19, 2007	By:	Richard Peterson

Name: Richard Peterson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4	Form of 15% Subordinated Convertible Promissory Note to be issued to Ethanol Investment Partners, LLC on or about June 20, 2007